AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2004 (this "Amendment"), is made and entered into by and among Luxottica Group S.p.A., an Italian corporation ("Parent"), Colorado Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), and Cole National Corporation, a Delaware corporation (the "Company"). Capitalized terms used herein but otherwise not defined shall have the meaning given to such terms in the Merger Agreement (as defined below).

          WHEREAS, Parent, Merger Sub and the Company have entered into that certain Agreement and Plan of Merger, dated as of January 23, 2004 (the "Merger Agreement"), which contemplates the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

          WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement as set forth below;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                          AMENDMENT TO MERGER AGREEMENT

          1.1 DEFINITION OF MERGER PRICE. Notwithstanding anything to the contrary in the Merger Agreement, if, on or prior to July 20, 2004, the Company shall have held its 2004 annual meeting of stockholders to vote on the election of directors and at such meeting the condition set forth in Section 6.01(a) of the Merger Agreement shall have been satisfied, references in the Merger Agreement to "Merger Price" shall mean the sum of (a) $22.50 in cash plus (b) an additional amount in cash, rounded to the nearest cent, equal to (x) $22.50, multiplied by (y) 0.04, multiplied by (z) a fraction, the numerator of which is the number of days that shall have elapsed from the date upon which the condition set forth in Section 6.01(a) of the Merger Agreement shall have been satisfied to and including the Closing Date, and the denominator of which is 365.

                                   ARTICLE II
                                  MISCELLANEOUS

          2.1 NO WAIVER. Nothing in this Amendment shall constitute a waiver by Parent, Merger Sub or the Company of any breach or default on the part of any party to the Merger Agreement.

          2.2 GOVERNING LAW; JURISDICTION. The provisions of Section 8.05 of the Merger


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Agreement shall apply to this Amendment as if references to "Agreement"  therein were to this Amendment.

          2.3 NO OTHER AGREEMENTS. This Amendment together with the Merger Agreement (as amended by this Amendment and including the documents and instruments referred to therein), the Confidentiality Agreement and the letter agreement dated April 23, 2004 between Parent and the Company constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements or understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

          2.4 EFFECT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the representations, warranties, terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue in full force and effect in accordance with their respective terms. For the avoidance of doubt, the execution, delivery and effectiveness of this Amendment shall not constitute a reaffirmation, remaking, withdrawal or modification as of the date of this Amendment of any of the representations, warranties or covenants of any party hereto.

          2.5 COUNTERPARTS; EXECUTION AND DELIVERY BY FACSIMILE. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by facsimile, with such delivery to be as effective as delivery of an originally executed counterpart hereof.


                            [Signature Page Follows]


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          IN WITNESS  WHEREOF,  the parties  hereto caused this  Amendment to be duly executed as of the date first above written.



                                             LUXOTTICA GROUP S.P.A.


                                             By: /s/ Enrico Cavatorta
                                                --------------------------------
                                                Name:  Enrico Cavatorta
                                                Title: Chief Financial Officer


                                             COLORADO ACQUISITION CORP.


                                             By: /s/ Vito Giannola
                                                --------------------------------
                                                Name:  Vito Giannola
                                                Title: Chief Financial Officer
                                                       and Treasurer


                                             COLE NATIONAL CORPORATION


                                             By: /s/ Larry Pollock
                                                --------------------------------
                                                Name:  Larry Pollock
                                                Title: President and
                                                       Chief Executive Officer